Exhibit 99.3

SPEEDWAY MOTORSPORTS, INC.

OFFER TO EXCHANGE

$275,000,000 AGGREGATE PRINCIPAL AMOUNT OF

8 3/4% SENIOR NOTES DUE 2016 (CUSIP NOS. 847788 AM8 AND U84570 AE7)

FOR

$275,000,000 AGGREGATE PRINCIPAL AMOUNT OF

8 3/4% SENIOR NOTES DUE 2016 (CUSIP NO. 84778 AN6)

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

PURSUANT TO THE PROSPECTUS DATED                     , 2009

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Speedway Motorsports, Inc., a Delaware corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                     , 2009 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) its 8 3/4% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended, for its issued and outstanding 8 3/4% Senior Notes due 2016 (the “Private Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 19, 2009, among the Company, the guarantors on the signature pages thereof and the initial purchasers of the Private Notes. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Private Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Private Notes registered in your name or in the name of your nominee, or who hold Private Notes registered in their own names, we are enclosing the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Private Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book–entry transfer cannot be completed on a timely basis;

4. A form of letter that may be sent to your clients for whose account you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Return envelopes addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer; and

6. Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included with the Letter of Transmittal).

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, CHARLOTTE, NORTH CAROLINA TIME, ON                     , 2009, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Private Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Private Notes desires to tender Private Notes, but such Private Notes are not immediately available, or time will not permit such holder’s Private Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book–entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Private Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Private Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

Any inquiries you may have with respect to Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Speedway Motorsports, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures